Exhibit 99.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment, dated as of December 9, 2005 (this “Amendment”), to the Securities Purchase Agreement, dated as of August 17, 2005, by and among Secure Computing Corporation, a Delaware Corporation (“Secure”) and the Purchasers identified on Exhibit A thereto (the “Agreement”), is entered into by and among Secure and Warburg Pincus Private Equity IX, L.P. (“Warburg”)

RECITAL

WHEREAS, Secure and Warburg are parties to the Agreement and wish to amend the Agreement in accordance with the terms of this Amendment.

WHEREAS, pursuant to Section 7.2 of the Agreement, the Agreement may be amended by an instrument in writing signed by the parties hereto.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Section 6.1 of the Agreement. The reference in Section 6.1 of the Agreement to “December 31, 2005” is hereby changed to “January 31, 2006.”

3. Full Force and Effect. Except as expressly modified by this Amendment, the Agreement is unmodified and this Amendment shall not impair the full force and effect of the Agreement.

4. Choice of Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX, LLC, its general partner
By:	Warburg Pincus Partners, LLC, its sole member
By:	Warburg Pincus & Co., its managing member

/s/ Cary J. Davis
Name:	Cary J. Davis
Title:	Partner

Dated: December 9, 2005

SECURE COMPUTING CORPORATION

/s/ John McNulty
Name:	John McNulty
Title:	Chairman, President & Chief Executive Officer

Dated: December 9, 2005